UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refers to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”).

Item 2.02 Results of Operations and Financial Condition.

On October 4, 2018, Tyme reported information with respect to its cash positions and usage as of and for the second quarter of its fiscal year 2019. As of September 30, 2018, Tyme reported approximately $21.1 million in cash and cash equivalents, a decrease of approximately $1.4 million from the prior quarter.    The Company’s operating cash burn rate for the second quarter of fiscal year 2019 was $4.7 million, partially offset by proceeds from equity sales of approximately $3.3 million, net of commissions, under its at-the-market offering (the “ATM Facility”) with Canaccord Genuity, LLC.

The operating burn rate for the quarter was consistent with the anticipated run rate of approximately $5 million per quarter, which the Company expects to continue over the reminder of fiscal year 2019. The Company will report financial results for the quarter ended September 30, 2018 in its Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”). In the meantime, please refer to Tyme’s recent SEC filings at ir.tymeinc.com.

Item 8.01 Other Events.

Termination of 10b5-1 Plans

The information set forth under Item 2.02 above is incorporated by reference into this Item 8.01 and is filed with the SEC. On October 4, 2018, our Chief Executive Officer, Steve Hoffman, and our Chief Operating Officer, Michael Demurjian, terminated their respective individual written trading plans (the “10b5-1 Plans”). On February 9, 2018, each had entered into 10b5-1 Plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Tyme’s our insider trading policy.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this current report contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this current report include, without limitation, statements regarding our drug candidates (including SM-88), their clinical potential and non-toxic safety profiles, our drug development plans and strategies and ongoing and planned clinical trials; and readers can identify forward-looking statements by sentences or passages involving the use of terms such “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” or “anticipates,” and similar words (including their use in the negative) or by discussions of future matters such as the development and potential commercialization of our lead drug candidate and of other of new products, possible collaborations, the timing, scope and objectives of our planned clinical trials and other statements that are not historical. The forward-looking statements contained in this current report are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of Tyme’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, that the information is of a preliminary nature and may be subject to change; uncertainties inherent in research and development, including the ability to complete clinical studies with current subject enrollment, the ability to achieve clinical study start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final Phase II data may differ from prior study data or preliminary Phase II data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future subject or clinical data outcomes; whether and when any applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; competitive developments; and the factors described in the section captioned “Risk Factors” of Tyme’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 13, 2018, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission (available at www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: October 4, 2018	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer